CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
     Westside Energy Corporation
     Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2007 relating to the consolidated financial statements of Westside Energy Corporation as of December 31, 2006 and 2005, and for each of the two years then ended, appearing in the Annual Report on Form 10KSB of Westside Energy Corporation for the year ended December 31, 2006.

/s/Malone & Bailey, PC
----------------------
Malone & Bailey, PC
www.malonebailey.com
Houston, Texas

October 25, 2007